Exhibit 99.1

Determine Announces 4th Quarter and Fiscal Year 2017 Financial Results

Industry leading Determine Cloud Platform positions Determine for growth and profitability in FY2018.

CARMEL, IN - June 8, 2017 – Determine, Inc. (NASDAQ: DTRM), the pioneering leader in global Source-to-Pay and Enterprise Contract Lifecycle Management (ECLM) Cloud Platform solutions, announced financial results for its fourth quarter and fiscal year ended March 31, 2017.

FY2017 GAAP Financial Highlights:

(in thousands, except per share amounts)

GAAP Financial Measures	Q4	Q3	Q4	Change	Change	Twelve Months
	FY 2017	FY 2017	FY 2016	Q/Q	Y/Y	FY 2017	FY 2016	Change Y/Y
Revenue - total	$7,535	$6,852	$6,680	10.0%	12.8%	$27,463	$26,760	2.6%
Revenue - recurring	$5,628	$5,054	$4,981	11.3%	13.0%	$20,895	$20,843	0.2%
Revenue - non-recurring	$1,907	$1,798	$1,699	6.0%	12.2%	$6,568	$5,917	11.0%
Gross profit - total	$3,973	$3,341	$3,296	18.9%	20.5%	$13,838	$13,791	0.3%
Gross profit - recurring	$3,696	$3,277	$3,137	12.8%	17.8%	$13,878	$13,997	(0.9% )
Gross profit/ (loss) - non-recurring	$277	$64	$159	332.9%	74.2%	$(40)	$(206)	(80.6% )
Gross margin - total	52.7%	48.8%	49.3%	3.9 pts	3.4 pts	50.4%	51.5%	(1.1 pts)
Gross margin - recurring	65.7%	64.8%	63.0%	0.9 pts	2.7 pts	66.4%	67.2%	(0.8 pts)
Gross margin - non recurring	14.5%	3.5%	9.4%	11.0 pts	5.1 pts	(0.6% )	(3.5% )	2.9 pts
Net loss	$(1,708)	$(2,193)	$(4,808)	(22.1% )	(64.5% )	$(9,452)	$(14,021)	(32.6% )
EPS	$(0.14)	$(0.18)	$(0.42)	$0.04	$0.28	$(0.81)	$(1.34)	$0.53

●	GAAP revenue was $27.5 million in FY2017, compared to $26.8M million in FY2016, representing a 2.6% increase year-over-year growth.
●	GAAP gross profit percentage was 50.4% FY2017, compared to 51.5% in FY2016, representing year-over-year decrease of 1.1 percentage points.
●	Deferred revenues decreased 2.9% to $10.1 million in FY2017 from $10.4 million in FY2016.
●	GAAP net loss was $9.5 million or $0.81 per share in FY2017, compared to $14.0 million or $1.34 per share in FY2016, representing a $0.53 improvement per share year-over-year.

FY2017 Non-GAAP Financial Highlights:

(in thousands, except per share amounts)

	Q4	Q3	Q4	Change	Change	Twelve Months
Non-GAAP Financial Measures	FY 2017	FY 2017	FY 2016	Q/Q	Y/Y	FY 2017	FY 2016	Change Y/Y
Revenue - total	$7,535	$6,852	$6,696	10.0%	12.5%	$27,471	$27,005	1.7%
Revenue - recurring	$5,628	$5,054	$4,997	11.3%	12.6%	$20,903	$21,018	(0.5%	)
Revenue - non-recurring	$1,907	$1,798	$1,699	6.0%	12.2%	$6,568	$5,987	9.7%
Gross profit - total	$4,297	$3,726	$3,660	15.3%	17.4%	$15,192	$15,337	(0.9%	)
Gross profit - recurring	$3,967	$3,591	$3,419	10.5%	16.0%	$15,004	$15,156	(1.0%	)
Gross profit/( loss) - non-recurring	$330	$135	$241	144.4%	36.9%	$188	$181	3.9%
Gross margin - total	57.0%	54.4%	54.7%	2.6 pts	2.3 pts	55.3%	56.8%	(1.5 pts)
Gross margin - recurring	70.5%	71.0%	68.4%	(0.5 pts)	2.1 pts	71.8%	72.1%	(0.3 pts)
Gross margin - non recurring	17.3%	7.5%	14.1%	9.8 pts	3.2 pts	2.9%	3.0%	(0.1 pts)
Net loss	$(428)	$(1,010)	$(2,245)	(57.6% )	(80.9% )	$(4,681)	$(6,830)	(31.5%	)
EPS	$(0.04)	$(0.08)	$(0.20)	$0.04	$0.16	$(0.40)	$(0.65)	$0.25
Billings	$7,582	$7,545	$8,027	0.5%	(5.5% )	$27,177	$28,694	(5.3%	)

●	Non-GAAP revenue was $27.5 million in FY2017, compared to $27.0 million in FY2016, representing a 1.7% year-over-year increase.

●	Non-GAAP gross profit percentage was 55.3% in FY2017, compared to 56.8% in FY2016, representing a 1.5 percentage point year-over-year decrease.
●	Billings decreased 5.3% to $27.2 million in FY2017 from $28.7 million in FY2016. Billings, a non-GAAP measure, are defined as revenue plus the change in deferred revenues.
●	Non-GAAP net loss was $4.7 million or ($0.40) per share in FY2017, compared to $6.8 million or $0.65 per share in FY2016, representing an improvement of $0.25 per share year-over-year.
●	Non-GAAP EBITDA was ($1.8) million in FY2017, compared to ($5.9) million in FY2016, representing an improvement of $4.1 million year-over-year.

“Fiscal 2017 was as a pivotal year in the history of our innovative company, in which we achieved on three key business objectives. First, we executed on our strategic plan to assimilate the people, processes and technical elements of the three legacy companies under a single, industry leading Source-to-Pay and Enterprise Contract Lifecycle Management brand. Second during this transition year, we undertook a comprehensive review and restructuring of our entire business, enabling us to significantly cut our Non-GAAP EBITDA loss from $5.9M in Fiscal 2016 to $1.8M in Fiscal 2017, while also modestly growing revenue. Finally, while reducing total expenses, we focused significant investments into our Product and R&D functions to deliver a truly integrated Source-to-Pay and Enterprise Contract Lifecycle Management Platform. Looking ahead, I am very pleased by the team’s tremendous achievements last year – and excited by the opportunity ahead as we position Determine for growth and profitability in fiscal 2018.” — Patrick Stakenas, President and CEO, Determine, Inc.

FY2017 Determine Business Highlights:

●

Q4 Annualized Bookings: The sales team delivered approximately $808K in Annualized Bookings for the quarter, with 100% of our new customers, selecting the new Determine Cloud Platform for their Source-to-Pay or Enterprise Contract Lifecycle Management needs.

●

Q4: PlatformanceSM Sets New Industry Standard for Cloud Platforms in Source-to-Pay and Enterprise Contract Lifecycle Management: In February 2017, Determine launched a new brand strategy, Platformance. Platformance empowers customers to achieve enterprise Source-to-Pay success and efficiencies when people, data and business processes work together in perfect harmony. Platformance from Determine helps customers achieve successes within their companies.

●

Q4: Determine Scores number 1 in Customer Satisfaction and named Visionary in Gartner Magic Quadrant for Strategic Sourcing Application Suites: In February 2017, Determine was named for a third consecutive year as a Visionary in the Gartner Magic Quadrant for Strategic Sourcing Application Suites. We believe our designation, as a Visionary is an acknowledgement of our ability to provide one seamless Source-to-Pay and Enterprise Contract Lifecycle Management Cloud Platform.

●

Q4: Determine Cloud Platform exemplifies “Platformance” with 17.3 Release: In April 2017, Determine deployed its 17.3 Release of the Determine Cloud Platform solution, further redefining the possibilities for true Source-to-Pay platform efficiency and effectiveness. The 17.3 Release introduces significant differentiators, with new reporting automation and improved security features on the core. Automated reporting and alerts within the core platform provide deeper intelligence across the suite, empowering better decisions.

●

FY2017: New Customer Expansions: In FY2017, Determine added an expanded roster of customer accounts in the US, UK, Europe and Scandinavia to the Determine Cloud Platform across its suite of Source-to-Pay and Enterprise Contract Lifecycle Management solutions. Key customer important sectors included: financial services, transportation, airline, agribusiness, consumer goods, pharmaceutical, scientific research, manufacturing and retail. Examples of Key FY2017 Customer Expansions:

o	Q1: Republic Airways selected Determine Contract Lifecycle Management as the solution to manage its partner airline contracting needs.
o

Q2: Alliant Credit Union, one of the largest U.S. credit unions, deployed multiple Determine Cloud Platform applications including Supplier Management, Contract Management and Procure-to-Pay. The self-service capabilities will prove critical for managing compliance in the regulated financial industry.

o

Q3: Herve Thermique, the leading global energy services company, implemented Determine’s Procurement solution for its ability to adapt to its unique organizational model to offer visibility, efficiency and flexibility across operations in France, Switzerland, Belgium and Morocco, and some 3,000 employees.

o	Q4: Orion Corporation, the leading Finnish global pharmaceutical and diagnostics company, selected the Determine Cloud Platform to optimize their Source-to-Contract effectiveness.

●

Q3: Determine Cloud Platform Empowers Companies in Source-to-Pay and Enterprise Contract Lifecycle Management: Introduced a range of additional benefits that empower customers to make more effective business decisions. These include the following improvements to the Determine Cloud Platform: improved supplier certification and compliance through triggered automation based on answers provided during registration and supplier monitoring, side-by-side comparison of contract requests and attachments for enhanced version control and user authorization, time tracking for services procurement that requires calendar management, PO matching, and automatic receipt/invoice generation. In addition, the Determine Cloud Platform mobile application is now available on Google Play and the Apple Store.

●

Q3: New Revenue Generation Leadership: In October 2016, Determine appointed Steve Potts as Chief Revenue Officer. Steve brings over thirty years of sales management, sales performance management, and sales training experience in the enterprise software and SaaS sectors. He most recently served as Chief Sales and Marketing Officer at AXIOM Sales Force Development, a leading cloud-based sales training and productivity improvement supplier

●

Q2: Forrester Research, Inc. Ranked Determine’s Enterprise Contract Lifecycle Management as a Strong Performer: The Forrester Wave™: Contract Life-Cycle Management, September 2016, “The 14 CLM Vendors That Matter Most and How They Stack Up,” announced that Determine’s Enterprise Contract Lifecycle Management solution ranked as a strong performer, especially in contract approval. The latest Determine Cloud Platform contract management solution adds more robust capabilities, including an intuitive UI/UX, unified master data and self-service templates.

●

Q2: Determine Scores Number 1 Out-of-the-Box in Gartner’s Procure-to-Pay Suite: Gartner’s 2016 Magic Quadrant (MQ) for Procure-to-Pay Suites named Determine as #1 for “out of the box” P2P functionality for projects. Acknowledgement as a MQ participant is noteworthy today given the highly competitive marketplace and that the Gartner P2P MQ has decreased the number of providers reviewed by more than 40% from its 2015 analysis.

●

Q2: Unveiled the “Future of Source-to-Pay and Enterprise Contract Lifecycle Management” with our Determine Cloud Platform: During Q2 FY2017, Determine introduced our new Determine Cloud Platform features including multi-level workflows, improved Apple and Android mobile apps, and self-service contract management. The new features provide an advanced, intuitive workflow and ease of use for our end users to improve collaboration and effective time management across their overall organization.

●

Q1: Top 50 Providers to Know: Determine was recognized as Top Providers to Know for second consecutive year in May 2016 by Spend Matters. Jason Busch, founder and head of strategy at Spend Matters, specifically called out the value of the new integrated cloud platform to customers and prospects. “The Determine Cloud Platform provides their customers a robust suite of integrated applications, which includes spend analytics, supplier management, sourcing, contract management, procure to pay, and financial management,” said Mr. Busch. “This list is the product of intense debate, discussion and refinement each year by our analysts. This year saw new coverage areas and increased competition among providers in existing segments. Determine earned a deserved spot as one of the procurement providers worth getting to know in 2016.”

●

Q1: Company Headquarters Move to the Silicon Prairie, Carmel, IN: Determine, Inc. officially relocated its headquarters from San Mateo, CA to Carmel, IN. The new Carmel, IN headquarters offers a centralized strategic location for our employees to maintain connectivity with Determine’s global offices and customers. Indiana’s tech sector is thriving and offers an extremely solid business environment and a rich pool of talented employees.

●

Q1: Executive Focus on Customer Success and Satisfaction: In May 2016, Rose Lee was promoted to the role of Chief Customer Relations. Rose is responsible for Determine’s brand, global customer support, lead generation, marketing communications, market research and public relations.

Conference Call and Webcast Thursday, June 8, 2017 at 5:00 PM (Eastern Time)

Participant Conference Call Numbers:

Toll-Free: 1-877-407-0789

Toll/International: 1-201-689-8562

Participant Webcast Link: http://public.viavid.com/index.php?id=124627

Replay Dial-in Information:

Toll-Free: 1-844-512-2921

Toll/International: 1-412-317-6671

From: 06/08/17 at 8:00 pm Eastern Time

To: 06/15/17 at 11:59 pm Eastern Time

Replay Pin Number: 13663128

Related: http://investor.determine.com

Non-GAAP Financial Measures

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures, including non-GAAP revenue, non-GAAP gross profit, non-GAAP net income and non-GAAP earnings per share, which we believe are helpful in understanding our past financial performance and future results. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “GAAP to Non-GAAP Reconciliations”. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP.

The difference between GAAP and non-GAAP revenue is due to the impact of revaluing the deferred revenue balances acquired from primarily b-pack as required by GAAP purchase accounting.

The difference between GAAP and non-GAAP gross profit is the difference in GAAP versus non-GAAP revenues as well as the elimination of the amortization of acquisition related intangibles, stock based compensation and severance expense from the costs of revenue. Non-GAAP net loss excludes the non-GAAP gross profit items as well as acquisition related costs.

Our management regularly uses our supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods; as such, we believe it is useful for investors to understand the effects of these items on our total operations. Further, please note that our non-GAAP revenue is intended to reflect the full amount of revenues that would have been otherwise recorded by the acquired entities of Iasta and b-pack, while our non-GAAP gross profit also excludes the amortization of intangibles that occurred due to the acquisition of the entities of Iasta and b-pack.

Annualized Bookings are an operating measure not derived from the company’s revenues or any other amounts presented in accordance with GAAP in the company’s statement of income, balance sheet or statement of cash flows or other equivalent statements.

Forward-looking Statements

Certain statements in this release and elsewhere by Determine are forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements regarding business outlook, assessment of market conditions, anticipated financial and operating results, strategies, product and channel development, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to fluctuations in demand for Determine’s products and services, risks of losing key personnel or customers, protection of the company’s intellectual property and government policies and regulations, including, but not limited to those affecting the company’s industry. Determine undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional risk factors concerning the company can be found in the company’s most recent Form 10-K as filed by the company with the Securities and Exchange Commission.

Supporting Resources

Determine blog

Determine on LinkedIn

Determine on Twitter

Determine Resources

About Determine, Inc.

Determine, Inc. (NASDAQ: DTRM) is a leading global provider of SaaS Source-to-Pay and Enterprise Contract Lifecycle Management (ECLM) solutions. The Determine Cloud Platform provides procurement, legal and finance professionals analytics of their supplier, contract and financial performance. Our technologies empower customers to drive new revenue, identify savings, improve compliance and mitigate risk.

The Determine Cloud Platform seamlessly integrates with major ERP or third-party systems such as SAP, Oracle, Sage, QAD and Microsoft. Modular solutions can be configured to add more as needed to provide additional value beyond spend management. Our unified master database and business process approach empower users at every level to make more informed and smarter decisions.

For more information, please visit: www.determine.com.

Media Relations Contacts:

Rose Lee

Determine Inc.

+1.650.532.1590

pr@determine.com

Determine, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2017	2016	2017	2016

Revenues:
Recurring revenues	$5,628	$4,981	$20,895	$20,843
Non-recurring revenues	1,907	1,699	6,568	5,917
Total revenues	7,535	6,680	27,463	26,760

Cost of revenues:
Cost of recurring revenues	1,932	1,844	7,017	6,846
Cost of non-recurring revenues	1,630	1,540	6,608	6,123
Total cost of revenues	3,562	3,384	13,625	12,969

Gross profit:
Recurring gross profit	3,696	3,137	13,878	13,997
Non-recurring profit (loss)	277	159	(40)	(206)
Total gross profit	3,973	3,296	13,838	13,791

Operating expenses:
Research and development	720	2,268	3,771	3,612
Sales and marketing	2,508	3,031	10,352	13,222
General and administrative	2,062	2,534	7,495	8,099
Acquisition related costs	-	-	-	912
Impairment of software development costs	-	-	-	1,368
Restructuring costs	-	451	-	451
Total operating expenses	5,290	8,284	21,618	27,664
				.
Loss from operations	(1,317)	(4,988)	(7,780)	(13,873)

Interest and other income (expense), net	(477)	(155)	(1,865)	(700)
Net loss before income tax	(1,794)	(5,143)	(9,645)	(14,573)

Benefit from income taxes	86	333	229	545
Consolidated net loss	(1,708)	(4,810)	$(9,416)	$(14,028)

Net income (loss) attributed to non-controlling interest	-	2	(36)	7
Net loss attributable to Determine, Inc	(1,708)	(4,808)	(9,452)	(14,021)

Redeemable preferred stock accretion	-	-	-	1,120
Net loss attributable to common stockholders	(1,708)	(4,808)	$(9,452)	$(15,141)

Basic and diluted net loss per share	$(0.14)	$(0.42)	$(0.81)	$(1.34)

Determine, Inc.

GAAP to Non-GAAP Reconciliations

(In thousands)

(Unaudited)

Reconciliation of total revenue:
U.S. GAAP as reported	$7,535	$6,680	$27,463	$26,760
Adjustments:
Deferred revenue adjustment	-	16	8	245
Non-GAAP Revenue	$7,535	$6,696	$27,471	$27,005

Reconciliation of gross profit:
U.S. GAAP as reported	$3,973	$3,296	$13,838	$13,791
Adjustments:
Deferred revenue adjustment	-	16	8	244
Amortization of acquisition	249	253	1,007	883
Stock based compensation	74	78	314	366
Severance	1	17	25	53
Non-GAAP gross profit	$4,297	$3,660	$15,192	$15,337

Reconciliation to non-GAAP net loss:
Net loss attributable to Determine, Inc	$(1,708)	$(4,808)	$(9,452)	$(14,021)
Stock-based compensation expense	741	518	2,609	2,389
Deferred revenue adjustment	-	16	8	245
Acquisition related costs	-	-	-	912
Amortization on intangibles	525	561	2,119	1,934
Benefit from income taxes	-	(424)	(13)	(637)
Restructuring costs	-	468	-	468
Severance costs	14	56	48	512
Impairment of software development costs	-	1,368	-	1,368
Non-GAAP net loss	$(428)	$(2,245)	$(4,681)	$(6,830)

Non-GAAP basic and diluted net loss per share	$(0.04)	$(0.20)	$(0.40)	$(0.65)

Weighted average shares outstanding for basic and diluted net loss per share	11,964	11,321	11,644	10,482

Determine, Inc.

Condensed Consolidated Statements of Comprehensive Loss

(In thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2017	2016	2017	2016

Consolidated Net loss	$(1,708)	$(4,810)	$(9,416)	$(14,028)
Foreign currency translation adjustments, net	(33)	(105)	(64)	(116)
Comprehensive loss	(1,741)	(4,915)	(9,480)	(14,144)
Less: Non controlling interest	-	2	(36)	7
Comprehensive loss attributable to Determine, Inc.	$(1,741)	$(4,913)	$(9,516)	$(14,137)

Determine, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	March 31,	March 31,
	2017	2016
	(Unaudited)	(Audited)
ASSETS
Current assets
Cash and cash equivalents	$9,429	$9,418
Accounts receivable	7,042	7,031
Restricted cash	34	34
Prepaid expenses and other current assets	1,553	1,551
Total current assets	18,058	18,034

Property and equipment, net	85	136
Capitalized software	2,341	1,699
Goodwill	14,448	14,490
Other intangibles, net	5,860	8,011
Other assets	1,599	1,843
Total assets	$42,391	$44,213

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND EQUITY
Current liabilities
Credit facility	$11,861	$7,100
Accounts payable	2,478	1,973
Accrued payroll and related liabilities	1,729	1,655
Other accrued liabilities	2,042	2,396
COFACE loan	174	407
Deferred revenue	10,070	10,299
Income tax payable	23	14
Accrued restructuring	-	403
Total current liabilities	28,377	24,247
Long-term deferred revenue	10	67
Convertible note, net of debt discount	7,599	5,420
Other long-term liabilities	1,306	3,282
Deferred tax liability non current	-	290
Total liabilities	37,292	33,306

Redeemable convertible preferred stock	-	-
Total Determine, Inc. stockholders’ equity	5,099	10,794
Non-controlling interest	-	113
Total equity	5,099	10,907
Total liabilities, redeemable convertible preferred stock and equity	$42,391	$44,213

Determine, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unudited)

	Twelve Months Ended
	March 31,	March 31,
	2017	2016

Operating activities
Net loss	$(9,416)	$(14,028)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,405	2,680
Gain on disposition of property and equipment	-	(13)
Deferred tax liability	(290)	(46)
Accrued restructuring costs		403
Impairment of capitalized software	-	1,368
Stock-based compensation expense	2,609	2,389
Noncash interest paid inkind as debt/equity	225	-
Changes in assets and liabilities:
Accounts receivable (net)	(11)	(154)
Prepaid expenses and other current assets	1	200
Other assets	287	(1,061)
Accounts payable	505	199
Accrued restructuring	(403)	-
Accrued payroll and related liabilities	74	(202)
Other accrued liabilities and long term liabilities	(56)	1,265
Deferred revenue	(286)	1,066
Net cash used in operating activities	(3,356)	(5,934)

Investing activities
Purchase of property and equipment	(57)	(6)
Capitalized software	(1,829)	(1,383)
Minority shareholder payment	-	(133)
Purchase of business, net of cash	-	(826)
Net cash used in investing activities	(1,886)	(2,348)

Financing activities
Proceeds from sale of preferred stock with warrants, net of issuance costs	-	260
Employee taxes paid in exchange for restricted stock awards forefeited	(132)	(175)
Issuance of common stock under employee stock plan	140	171
Credit facility borrowing, net	4,000	-
Credit facility payment	(1,139)	(347)
Repayment of a loan	(233)	(47)
Fees paid in connection with conversion of preferred stock to common stock	-	(17)
Issuance of convertible note, net	2,429	4,786
Net cash provided by financing activities	5,065	4,631

Effect of exchange rate changes on cash	188	(109)

Net increase (decrease) in cash and cash equivalents	11	(3,760)
Cash and cash equivalents at beginning of the period	9,418	13,178
Cash and cash equivalents at end of the period	$9,429	$9,418

Determine, Inc.
Billings Reconciliation
(In thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	March 31,	March 31,	March 31,	March 31,
	2017	2016	2017	2016

Total revenues	$7,535	$6,680	$27,463	$26,760
Deferred revenue:
End of period	10,080	10,366	10,080	10,366
Beginning of period	10,033	9,019	10,366	8,432
Change in deferred revenue	47	1,347	(286)	1,934
Total billings (total revenues plus the change in deferred revenue)	$7,582	$8,027	$27,177	$28,694

Determine, Inc.
Non-GAAP EBITDA Reconciliation
(In thousands)
(unaudited)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2017	2016	2017	2016
Reconciliation to non-GAAP EBITDA net income (loss):
Non-GAAP net loss	$(428)	$(2,245)	$(4,681)	$(6,830)
Interest	472	324	1,771	694
Depreciation	379	249	1,295	746
Income Taxes and Minority Shareholder	(86)	(335)	(193)	(552)
Non-GAAP EBITDA net income (loss)	$337	$(2,007)	$(1,808)	$(5,942)